UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, Vigilant Compliance, LLC (“Vigilant”), a third-party services firm that provides First Capital Investment Corporation (the “Company”) with its Chief Financial Officer, terminated the Chief Financial Officer Services Agreement by and between the Company and Vigilant dated August 1, 2014, effective immediately. As a result of the termination of this agreement, Robert Amweg, the Company’s Chief Financial Officer, Secretary and Treasurer, resigned effective May 19, 2017.

In addition, on May 19, 2017, Vigilant provided notice to the Company of its intent to terminate the Chief Compliance Officer Services Agreement by and between the Company and Vigilant dated August 1, 2014. As a result of the notice to terminate this agreement, Perpetua Seidenberg, the Company’s Chief Compliance Officer’s resignation will be effective 60 days from May 19, 2017, or July 18, 2017.

The Company is in the process of interviewing candidates for the Chief Financial Officer and Chief Compliance Officer positions and expects to fill these vacancies in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: May 25, 2017	By:	/s/ Pat Clemens
	Name:	Pat Clemens
	Title:	President and Chief Executive Officer